                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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                         APPLEBEE'S INTERNATIONAL, INC.
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10 things you can do now to take control of your life

An e-mail that Senior VP Phil Crimmins sent to his Development team following the news of Applebee's proposed sale has been making its way around the building ever since. It's full of expectation and real-word advice to help all of us navigate the future. Although he never thought it would end up being posted,
Phil has generously agreed to allow us to share it. Here goes....

"The recent merger announcement has had us all doing a little thinking about our futures. That's good. It shouldn't take big news like this to make us think about our long term plans, but, it sure did the trick. And the news about
"transition" policies and programs is good news when considering the future.

Here are 10 things you can do right away to make sure this transition has a positive outcome for you:

1. Be positive. I waited a couple of weeks to say this because we were all going through the stages of grief. But, it's time to face the new world. When we are depressed, negative, cranky, etc., we are just not attractive to others, especially someone who might be considering us for our next job - on the IHOP team or elsewhere. Someone once told me that a bad attitude is really just a bad habit. Don't develop this one.

2. Identify what the upside can be for you. Some of you will be valued even more by the company after the merger than you were before the merger. IHOP will have a lot of debt and they will highly value those who can help them cover their debt by selling and managing franchises, improving the brand image, increasing sales, etc. Certain people on our team will have a better future in the new
IHOP/Applebee's company than they would have had otherwise. And if you believe that you won't be here for the long term, you especially should focus on your personal upside. Develop a clear understanding of what would be an improvement for you, e.g., your compensation, your commute, the kind of work you do, your position, where you live, etc.

3. Develop your own strategic alternatives. Start with an honest study of IHOP.
How much do you really know about them and their plans? How would you feel in four years if, after leaving on your own accord, you find that they have continued to grow and be successful? In addition, you should develop realistic alternatives to achieve your upside. You will feel less afraid and more in control when you have a choice of alternatives.

4. Call your professional colleagues: all your old bosses, peers and subordinates to make sure you have current contact information (so you can use them as references). In the process, you can let them know what is going on in your life and ask them for advice. Refer to No. 1 above.

5. Write your two-minute introduction, otherwise known as your elevator speech.
Imagine that you got in an elevator and met the president of the company you would most like to work for. (S)he asks, "So what do you do?" You've got two minutes to impress her with your achievements.

6. Find your old resume. Read it. Destroy it. Prepare a new one. That's because you are now a more accomplished and more mature professional.

7. Star in your own commercial. That's a nice way of saying to take inventory of your wardrobe, your hairstyle, your 12-year old glasses, etc. You really do have to make a good first impression.

8. Get healthy. Go to the doctor for your check-up. Visit the dentist. Be current with all your care providers. Lose weight, exercise, eat right. Be at your best. Changing jobs can be stressful. Your insurance may change in the next months or years. A career search is like a second job. Get in shape so you can handle it.

9. Do a financial audit. How much do those balances really add up to? How much money do you really need to live on? What maintenance or major expenses can you see coming? What can you do with your money now to make a change less worrisome?

10. Be there for your loved ones. This process may be worse for the people you live with. Tell them what is going on. Include them in these steps. Give them a role to play in your transition. Pay close attention to how you (plural) are managing the stress that comes with this process.

And finally, set a team goal with your department. But only if you have everyone's support. And that is for all of us to turn this unexpected change into a positive outcome for each and every one of us. We each have something we can contribute to the cause. Are you up for it?

Additional Information and Where to Find It

In connection with the proposed transaction, IHOP Corp. and Applebee's
International will be filing documents with the Securities and Exchange
Commission (the "SEC"), and Applebee's intends to file a related preliminary and definitive proxy statement. Investors and security holders are urged to read the related preliminary and definitive proxy when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's website at
www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IHOP Corp. by contacting IHOP Investor
Relations at 818-240-6055. Investors and security holders may obtain free copies of the documents filed with the SEC by Applebee's by contacting Applebee's
Investor Relations at 913-967-4000. In addition, you may also find information about the merger transaction at www.ihopapplebeesacquisition.com.

Applebee's and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Applebee's in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Applebee's described above. Additional information regarding the directors and executive officers of Applebee's is also included in Applebee's proxy statement for its 2007 Annual Meeting of
Stockholders, which was filed with the SEC on April 9, 2007, and the supplemental proxy statement filed on May 1, 2007. These documents are available free of charge at the SEC's website at www.sec.gov and from Investor Relations at IHOP and Applebee's as described above.